THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ACTIVE ACQUISITIONS, INC.
                              ---------------------
                 (Name of small business issuer in its charter)


    NEVADA                         6770                        77-0193780
   --------                        ----                        ----------
(State or jurisdiction   (Primary Standard Industrial      (I.R.S. Employer
   of incorporation or     Classification Code Number)      Identification
      organization)                                               No.)


               265 Kern Avenue, Morro Bay, CA 93442 (805) 772-3890
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                      265 Kern Avenue, Morro Bay, CA 93442
              -----------------------------------------------------
(Address of Principal place of business or intended principal place of business)

                      MARILYN K. RADLOFF, 115 TAURUS CIRCLE
                          RENO, NV 89521 (775) 851-8185
                  ---------------------------------------------
           (Name, address, and telephone number of agent for service)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
                ------------------------------------------------
               AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF
                   THIS REGISTRATION STATEMENT AND PROSPECTUS.

                            R. Steven Chambers, Esq.
                                 P.O. Box 11315
                            Salt Lake City, UT 84147
                                 (801) 718-8252

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS       AMOUNT     PROPOSED      PROPOSED      AMOUNT
OF SECURITIES BEING        BEING     MAXIMUM       MAXIMUM       OF FEE
REGISTERED               REGISTERED  OFFERING      AGGREGATE
                                     PRICE PER     OFFERING
                                       SHARE         PRICE

-----------------------------------------------------------------------
Shares of Common Stock    1,000,000     $0             $0         $0.04
To be issued to
shareholders
Of Morro Rock Resources

Shares of Common Stock
To be offered            10,284,000     $.0034       $34,966      $4.12
-----------------------------------------------------------------------
TOTAL                    11,284,000     $.0034       $34,966      $4.16


The above are estimated for purposes of computing the registration fee pursuant to Rule 457.

                                   PROSPECTUS

                            ACTIVE ACQUISITIONS, INC.
                             (A NEVADA CORPORATION)
           11,284,000 SHARES OF COMMON STOCK PAR VALUE $.001 PER SHARE

Active Acquisitions, Inc., (Active) proposes to issue 1,000,000 shares of common stock, $.001 par value per share, to the shareholders of Morro Rock Resources, Inc., a dissolved Utah corporation, in exchange for all of the assets of Morro Rock Resources, Inc. The shares shall be issued without consideration from such shareholders other than the assets of Morro Rock Resources (Morro Rock). There will be no proceeds from the issuance of the shares. Shares will be issued pro rata to Morro Rock shareholders of record as of April 21, 2004. There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the Nasdaq stock market. In addition, Active is offering 10,284,000 shares at a price of $.0034 per share.



                   PRICE TO THE PUBLIC            PROCEEDS TO ACTIVE
Shares to be
Issued by the Company
Price per Share          $0                               $    0

Shares to be
offered by the
Company, price
Per share                $.0034                           $34,966

Total                    $.0034                           $34,966


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 IN THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                                    Page

PROSPECTUS SUMMARY....................................................6

Active Acquisitions...................................................6

The Offering..........................................................7

SUMMARY FINANCIAL INFORMATION.........................................7

RISK FACTORS .........................................................8

DILUTION ............................................................11

USE OF PROCEEDS .....................................................11

CAPITALIZATION.......................................................12

PROPOSED BUSINESS   .................................................13
History and Organization
Plan of Operation
Evaluation of Proposed Wells
Business combinations
No Assurance of a Public Market
Employees
Facilities

MANAGEMENT ..........................................................16

STATEMENT AS TO INDEMNIFICATION......................................17

MARKET FOR ACTIVE'S COMMON STOCK.....................................18

CERTAIN TRANSACTIONS.................................................18

PRINCIPAL STOCKHOLDERS...............................................19

DESCRIPTION OF SECURITIES............................................20

REPORTS TO SHAREHOLDERS .............................................20

DIVIDENDS............................................................20

TRANSFER AGENT.......................................................21

PLAN OF DISTRIBUTION.................................................21

LITIGATION ..........................................................23

LEGAL OPINIONS.......................................................23

EXPERTS .............................................................23

FURTHER INFORMATION .................................................23

FINANCIAL STATEMENTS................................................F-1








              (The remainder of this page intentionally left blank)

                               PROSPECTUS SUMMARY


Investors should carefully consider the information set forth in this prospectus under the heading "Risk Factors".

ACTIVE ACQUISITIONS, INC.

Active Acquisitions, Inc. ("Active" or "the Company") was organized under the laws of the State of Nevada on June 7, 1988, as a vehicle to acquire or merge with a target business or company in a business combination. It filed a registration statement to issue shares of its common stock to the public with the Securities and Exchange Commission in 1989, SEC File Number 33-26768. The registration statement was declared effective and the Company commenced its offering. However, the minimum subscription amount was not raised, the offering was terminated and the registration statement was abandoned. Post effective amendments were filed in 1990, 1991, 1992 and 1993. In 1994, the registration statement was declared abandoned. For the next several years, until 2004, Active was dormant.

In early 2004, Active became aware of a dissolved Utah corporation, Morro Rock Resources, Inc. ("Morro Rock"). Morro Rock also filed a registration statement in approximately 1989 that was declared effective. Morro Rock commenced a blank check offering of its securities and completed its offering to approximately 135 shareholders. Morro Rock acquired certain assets with the proceeds of its offering, but lacked the capital to fully exploit those assets. As a result, it, too, became dormant. Morro Rock failed to file its annual reports with the State of Utah and was dissolved in 2000.

In April, 2004, Active and Morro entered into an agreement whereby Active purchased all of Morro's assets for 1,000,000 shares of Active's stock to be issued to Morro's shareholders. The assets acquired were believed to have little or no value. Because Morro Rock was deemed to be controlled by a significant shareholder and officer of Active, any assets acquired by Active were recorded at their historical carrying value which was $0. The reason for the agreement on Morro's part was so that it could liquidate its assets and make a final distribution to its shareholders. Active agreed to do this as a way to create a shareholder base. Following the issuance of the shares, Active will seek to engage in extraction and sale of natural gas from existing, plugged wells in the south and west Texas oil and gas field. These wells are not related to Morro Rock. Active intends to attempt to raise the funds necessary to do this through a private placement of its stock under Rules 504, 505 or 506 of Regulation D, promulgated by the SEC.

Management believes that Active's characteristics as an enterprise with no liabilities, a shareholder base of approximately 135 stockholders and flexibility in structuring contracts will make Active an attractive investment opportunity to accredited investors and others seeking investment in natural gas entities. None of Active's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding Active's proposed business.

Since Active's organization, its activities have been limited to the sale of initial shares in connection with its organization and its preparation of a registration statement and prospectus for its initial failed public offering.

Active maintains its offices at 265 Kern Avenue, Morro Bay, CA, 93442, the residence of its president, Jean P. Boyd, at no cost to Active. Active's phone number is (805) 772-3890.


THE OFFERING

Securities to be issued                                         1,000,000 shares
By the Company                                  of common stock, $.001 par value

Securities to be offered                                       10,284,000 shares
By the Company                                  of common stock, $.001 par value

Common Stock outstanding
prior to the offering                                          11,855,000 shares

Common Stock to be
outstanding after the offering                                 23,139,000 shares

Following the offering, the Company intends to use the proceeds to purchase up to 10,284,000 shares from the Company's president, Jean Boyd, and place those shares in the treasury. If this is completed, there will be 12,855,000 shares outstanding. See "Use of Proceeds".

                          SUMMARY FINANCIAL INFORMATION


The following is a summary of Active's consolidated financial information and is qualified in its entirety by the audited financial statements appearing in this prospectus.


                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2005


Statement of Income Data:

  Net Sales                                    $ -0-
  Net Loss                                     $ -0-
  Net Loss Per Share                           $ -0-
  Weighted Average Shares Outstanding
  at March 31, 2005                       11,855,000

                              AS OF MARCH 31, 2005

  Balance Sheet Data
  Total Assets                                $1,000


  Total Liabilities                            $ -0-
  Common stock                               $11,855
  Additional paid in capital                 $43,694
  Accumulated deficit                      ($54,549)
  Total liabilities and deficit               $1,000

                                  RISK FACTORS


The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk.

Management may not be able to successfully manage a public company.

Active anticipates that upon the completion of a private placement of its shares and commencement of its intended business, there may be a change of control in Active, which will most likely result in the resignation or removal of Active's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of Active's activities or in the operation of the business, assets or property being acquired. New management may be unsuccessful in managing Active.

Active has no operations to date and may not become profitable which will reduce the value to the shareholders.

Active was incorporated in the State of Nevada on June 7, 1988, and has had no operations to date. There is no assurance Active's intended activities will be successful or result in revenue or profit to Active. Since Active has not engaged in its proposed business, and due to Active's lack of experience, there is only a limited basis upon which to evaluate Active's prospects for achieving its intended business objectives.

Active may not have sufficient funds to carry out its intended plans.

Active has no cash to speak of, and the securities to be issued will not be issued for cash, or the proceeds of those issued for cash will not be used in conjunction with Active's business plan. Therefore, there will be no net proceeds of an offering. As a result, Active may lack the cash necessary to seek out, evaluate and ultimately complete its business plan. As of December 31, 2004, Active had no assets. Therefore, Active will require additional financing in the future in order to carry out its proposed business operations. Such financing may consist of the issuance of debt or equity securities. Active cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Active. Active has future financing plans to offer its securities under Rules 504, 505 or 506 of Regulation D; however, there is no assurance that these plans will be successful.

Active's securities may not be transferred.

Active does not intend to seek or attempt to make a market in its shares prior to conclusion its financing efforts. Therefore, even though the shares to be issued will be registered, no market will exist until that time. As a result, shareholders may not be able to transfer their shares or liquidate their shares for an indeterminate period of time, if ever.

Active has no specified projects identified and it may require several months to do so.

To date, Active has not selected any particular wells or geographic areas beyond the general south and west Texas area in which to begin its business plan. As a result, the search for suitable wells may take several months. Additionally, the industry of natural gas production and sale has its own risks once a particular target is identified.

In relation to its competitors, Active is and will continue to be an insignificant participant in the business of natural gas production.

A large number of established and well-financed entities, including global oil production companies, have recently increased their acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Active and, consequently, Active will be at a competitive disadvantage in identifying suitable wells and successfully consummating an acquisition and reworking program. Also, Active will be competing with a large number of other small, independent operators.

There may exist conflicts of interest on the part of Active's officers and directors.

Active's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of Active is engaged in business activities outside of Active and will devote between 5 and 20 hours per week to Active, at least until Active's financing efforts are concluded. There exist potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Active's officers and directors have no management experience of gas production companies.

Active's success is dependent on its management. Active's officers and director have no experience in the business activities in which Active intends to engage. Management believes it has sufficient experience to implement Active's plan, and intends to rely on contracts with experienced oil and gas operators in Texas, although there is no assurance that additional managerial assistance will not be required. Success of Active depends on the active participation of its officers. These officers have not entered into employment agreements with Active and they are not expected to do so in the foreseeable future. Active has not obtained key person life insurance on any of its officers or directors.

There is a limited availability of experienced operators.

Active intends to engage the services of experienced oil and gas operators in Texas to help it identify suitable wells and to oversee the day to day operations of its business. There is no assurance that such operators will be available or willing to enter into an agreement with Active.

Active's business  plan will result in a lack of diversification.

Because Active has limited capital, even if its financing activities are successful, it will have limited capital with which to conduct its operations. As a result, Active expects to experience a lack of diversification that may subject Active to economic fluctuation within the natural gas industry.

Shareholders will sustain an immediate dilution of stock value based on par value.

As of December 31, 2004, the net tangible book value of Active's common stock was $0 per share, substantially less than the $0.001 per share par value. After all the shares are issued, the net tangible book value per share will be $.0015 resulting in dilution of $.0016 per share from the weighted average offering price. See "Dilution".

There are risks inherent in the natural gas industry.

Active intends to engage in the natural gas production and sale industry. This industry is subject to many risks, including the risk of the wells not producing or running dry before the cost of reworking the wells is recovered; fluctuations in natural gas prices, which are dependent on global energy conditions; lack of ability to transport the product to market; natural disasters that interrupt production; regulation by various governmental agencies and others. Many of these risks are out of the control of Active and any one of them could have significant adverse effects on the Company and its ability to become profitable.

                                    DILUTION


The net tangible book value (deficit) of Active as of March 31, 2005 was $1,000 with the net tangible book value (deficit) per share being $0. Net tangible book value is the net tangible assets of Active (total assets less total liabilities and intangible assets). The weighted average offering price per share is $0.0031. The pro-forma net tangible book value after the offering will be $35,966, with the pro-forma net tangible book value per share after the offering being $.0016. The shares issued to investors will be diluted by $.0015 per share from the weighted average offering price, or 48.39%. As of March 31, 2005, there were 11,855,000 shares of Active's common stock outstanding.

Dilution represents the difference between the weighted average offering price and the net pro-forma tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:

Weighted average price per share to be issued                            $.0031

Net tangible book value per share before offering                         $0.00

Cash to be received for issuance of shares                              $34,966

Pro-forma net tangible book value per share after offering              $0.0016

Pro-forma decrease per share attributable to shares offered hereby      $0.0015

Pro-forma dilution to public investors                                  $0.0015

As of the date of this prospectus, the following table sets forth the percentage of equity to be received by public investors in this issuance compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of Active:

APPROX. %              TOTAL       APPROX. %
OWNED BY PUBLIC        SHARES      TOTAL SHARES        TOTAL
STOCKHOLDERS          RECEIVED     OUTSTANDING      CONSIDERATION

New Shareholders    10,855,000       46.91%           $34,966.00

Existing
Shareholders        12,284,000       53.09%           $11,855.00


                                 USE OF PROCEEDS

The issuance of shares to the shareholders of Morro Rock Resources will not result in any proceeds to the Company. The issuance of up to 10,284,000 shares to the public will result in net proceeds of $34,966 if all the shares offered are sold. Following issuance of the shares, Active intends to repurchase up to 10,284,000 shares from the Company's president, Jean P. Boyd, at a price of $.0034 per share. Therefore, following the repurchase, Active will have no more cash or other assets than it currently does. This lack of cash may make it impossible for Active to achieve its goal of identifying, acquiring, and reworking plugged natural gas wells and selling the product.

In order to achieve its business objectives, Active intends to seek such financing through loans, issuance of additional securities or through other financing arrangements. Initially it intends to make an offering of its securities under Rules 504, 505 or 506 of Regulation D, for up to $1,000,000. No financial arrangements of any type presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to Active. Shareholders will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing.

The following table sets forth the intended use of net proceeds of the offering:

Net Proceeds of Offering                                           $34,966

Proposed Uses

Repurchase of up to 10,284,000 shares from the
Company's president, Jean P. Boyd                                  $34,966

                                 CAPITALIZATION

The following table sets forth the capitalization of Active as of March 31, 2005.

                                                               March 31, 2005


                                                                    ACTUAL
                                                                    ------
Assets                                                              $1,000

Liabilities                                                          $ -0-

Stockholders' equity:
Common stock, $.001 par value;
authorized 75,000,000 shares of
common stock, 11,855,000 shares
of common stock outstanding and
23,139,000 shares, pro forma
adjusted                                                           $11,855

Additional paid-in capital                                         $43,694

Deficit accumulated during
the development period                                            ($54,549)

Total stockholders' equity                                         $ 1,000

                                PROPOSED BUSINESS


History and Organization

Active was organized under the laws of the State of Nevada on June 7, 1988. Since inception, the primary activity of Active has been directed to organizational efforts and obtaining initial financing. Active was formed as a vehicle to pursue a business combination. It filed a registration statement with the Securities and Exchange Commission to offer its shares to the public. That registration statement was declared effective and the offering commenced. The offering was unsuccessful in that the minimum subscriptions were not received by the expiration of the offering. Since the failure of the offering in 1989, Active has remained inactive until the proposed acquisition of Morro's assets in 2004. Thereupon, Active undertook to obtain an audit and prepare and file a registration statement for the issuance of its shares. Since 1989, any costs incurred by Active, such as annual filing fees and the audit have been paid for by Active's president, Jean P. Boyd. As consideration for those costs, Active issued to Jean Boyd 9,355,000 shares of its common stock on May 15, 2004. Active has not engaged in any preliminary efforts intended to identify possible business combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

Active is filing this registration statement in order to effect a public issuance for its securities. Active believes that a public shareholder base of approximately 135 shareholders together with its lack of liabilities and assets will make it an attractive vehicle for investment by persons seeking to participate in the natural gas industry. In addition, Active believes that it status as a public company may permit it to acquire interests in natural gas wells in part for stock as well as cash.

Plan of Operation

Approximately concurrently with the filing of this registration statement, Active intends to engage in a non-public offering of its shares under Rules 504, 505 or 506 of Regulation D. This offering will be made in one or more states selected by management to accredited and not more than 35 non-accredited investors under terms to be decided upon by management. Active will seek to raise $500,000 to $1,000,000 for the purpose of acquiring working interests in between five and ten natural gas wells that have been drilled and plugged in the south and west Texas area.

Upon completion of its private offering, Active intends to engage the services of one or more oil and gas operators with experience in the south and west Texas area to identify, acquire and rework these wells.

The identification process will require review of the well logs and drilling and production history to determine which of the many wells extant offer the best chances to become commercially producing wells. The acquisition process will involve contacting the owners of the leases on which the identified wells are located and negotiating production rights from the leasehold owners. This process will likely require a cash payment together with conveyance of a royalty interest. The reworking process will involve leasing one or more completion rigs, reopening the wells by drilling through the concrete plug, boring out the well, reperforating the casing, constructing a completion pump and pumping the wells. Concurrently with this, Active, through its contractors, will negotiate for the sale of the product and transportation of the product from the wellhead to the purchaser.

Active does not currently engage in any business activities that provide any cash flow. Active lacks cash to pay the costs of identifying, investigating, and analyzing potential wells, or acquiring or completing wells once identified, and, as a result, Active may not be able to investigate and analyze proposed well adequately. Persons receiving shares in this issuance and other shareholders will most likely not have the opportunity to participate in any of these decisions.

As part of the proposed offering, Active intends to offer 10,284,000 shares at a price of $.0034 per share to the public. The proceeds of this offering will be used by Active to repurchase 10,284,000 shares from the Company's president, Jean P. Boyd. Upon repurchase, those shares will be placed in the Company's treasury and will not be part of the issued and outstanding shares of the Company.

Management believes that the probable desire on the part of the purchasers of these 10,284,000 shares to assume control over Active or to have complete authority to manage the business will most likely assure a change of management of Active and the resignation of Active's officers and directors.

Active anticipates that the selection of a well or group of wells will be complex and extremely risky. Because of general economic conditions, and shortages of available capital, management believes that there are numerous leasehold owners seeking even the limited additional capital that Active will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the owners of leaseholds, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes for all shareholders, and other factors.

EVALUATION OF POTENTIAL WELLS

The analysis of potential wells will be undertaken by or under the supervision of the officers and directors of Active, none of whom is a professional business analyst. Management intends to engage the services of contract operators with long experience in the south and west Texas oil industry. In analyzing prospective wells, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further development or exploration; specific risk factors not now foreseeable but which then may be anticipated; the potential for growth or expansion by acquisition of other wells; the potential for profit; and other relevant factors. Officers and directors of Active may not meet personally with management and key personnel of the contract operators or the persons from whom the leasehold interests will be acquired. To the extent possible, Active intends to utilize written reports, including geological studies and financial statements that may not be audited, to evaluate the above factors.

Since Active will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions. In the event Active's obligation to file periodic reports is suspended under Section 15(d), Active may not continue voluntarily filing such reports.

It may be anticipated that Active's proposed business will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential leasehold interests available to Active, it may be anticipated that the leasehold owners have been unable to develop a going concern in that it has not generated significant revenues from its business activity prior to Active's acquisition, and there is a risk, even after the consummation of such business combinations, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Such risks will be assumed by Active and, therefore, its shareholders.

BUSINESS COMBINATIONS

In implementing a structure for an acquisition, Active may become a party to a joint venture, or working interest agreement with another corporation or entity. It may also purchase stock or assets of an existing business. Investors should note that any acquisition effected by Active that involves Active's stock can be expected to have a significant dilutive effect on the percentage of shares held by Active's then-shareholders, including purchasers in this offering. The actual terms of a transaction to which Active may be a party cannot be predicted. It is anticipated that any securities issued in any such acquisition would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Active may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in Active's common stock may have a depressive effect on such market.

NO ASSURANCES OF A PUBLIC MARKET

There is no present market for the common stock of Active and there is no assurance that, even following a successful acquisition and completion of one or more gas wells, a market will develop. Thus, shareholders may find it difficult to sell their shares. To date, neither Active nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for Active's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Active or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Active's common stock.

EMPLOYEES

Active presently has no employees. Each officer and director of Active is engaged in business activities outside of Active, and the amount of time they will devote to Active's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the issuance, it is anticipated that the President and the other officers and directors of Active will devote the time necessary each month to the affairs of Active until a successful business opportunity has been acquired.

FACILITIES

Active is presently using as its office the personal residence of Jean Boyd, president of Active, at no cost to Active. Such arrangement is expected to continue after completion of this issuance only until a business combination is consummated, although there is currently no such agreement between Active and Mrs. Boyd. Active at present owns no equipment, and does not intend to own any upon completion of this offering.

                                   MANAGEMENT

The officers and directors of Active, and further information concerning them are as follows:

NAME                              AGE        POSITION
----                              ---        --------

Jean P. Boyd                     85         President, Director


Dan Reddell                      58         Secretary/Treasurer,
                                            Director

Cindy Mendez                     50         Vice president, Director

Jean P. Boyd, President and director, has not been employed outside the home her entire adult life. She is the widow of Ross Boyd, one of Active's founders, who served as president of Active at the time Active filed its initial registration statement in 1988. Mrs. Boyd succeeded Mr. Boyd as president upon his death in 1994, and kept Active alive for the past ten years.

Dan Reddell, secretary/treasurer and director, has been employed as a real estate agent and owner of Bayshore Realty in Morro Bay, California, for the past ten years. He holds a Bachelor of Science degree from Cal Poly, San Luis Obispo, California.

Cindy Mendez, Vice president, director, is a labor and delivery Registered Nurse employed at French Hospital, San Luis Obispo, California. Ms. Mendez received an Associate's Degree in Nursing from Fresno City College, Fresno, California; and a Bachelor of Arts degree in Health Sciences from Fresno State University, Fresno, California. Ms. Mendez is the daughter of Jean P. Boyd, the Company's president.

REMUNERATION

No officer or director of Active has received any cash remuneration since Active's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from Active upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a week of his time in Active's affairs.

MANAGEMENT INVOLVEMENT

All of management has been involved in Active's affairs. Active has conducted no business as of yet, and aside from the search for shareholders associated with Active's formation and filing annual reports to keep Active's status with the State of Nevada current, management has done no work with or for Active. All of management will speak to business associates and acquaintances and will search various business publications for target businesses. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in Active's affairs.

                         STATEMENT AS TO INDEMNIFICATION

The Nevada Business Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by Active.

Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".

Under Article V of Active's bylaws, Active will indemnify and hold harmless to the fullest extent authorized by the laws of Nevada, any director, officer, agent or employee of Active, against all expense, liability and loss reasonably incurred or suffering by such person in connection with Active.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                        MARKET FOR ACTIVE'S COMMON STOCK

Prior to this date, there has been no trading market for Active's common stock. Active does not intend to seek, or to cause to develop, a trading market prior to or after the effectiveness of this prospectus until an agreement for acquisition of one or more natural gas wells is consummated. There are currently five holders of Active's outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors.

There can be no assurance that a trading market will develop. To date, neither Active nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for Active's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Active or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Active's common stock.

                              CERTAIN TRANSACTIONS

Active was incorporated in the State of Nevada on June 7, 1988. Between June 7, 1988 and June 15, 2004, Active issued 11,855,000 shares to five shareholders at $.001 per share, for a total of $11,855 in the form of cash, reimbursement for costs and services.

The current breakdown of share ownership by shareholders may be found in the section on Principal Stockholders.

On February 5, 2005, the Company entered into an Option Agreement with MCG Investors 2004-1, a Utah limited liability company, (MCG-1) whereby MCG-1 was granted the right to purchase up to 10,284,000 shares of the Company's common stock for $.0034 per share. The option is effective for a period of one year, or 90 days after the date on which this Registration Statement becomes effective, whichever is later; provided, however, that in any event the option will expire on February 5, 2007. Also on the same date, the Company acquired an option from Jean Boyd, the Company's president, to purchase from her up to 10,284,000 shares of common stock owned by her. The terms of that option are identical to the option granted to MCG-1, i.e., the Company was granted the right to purchase up to 10,284,000 shares of the Company's common stock from Mrs. Boyd for $.0034 per share. The option is effective for a period of one year, or 90 days after the date on which this Registration Statement becomes effective, whichever is later; provided, however, that in any event the option will expire on February 5, 2007. It is anticipated that upon effectiveness of this Registration Statement, MCG-1 will exercise its option and the Company will simultaneously exercise its option. The shares purchased from Mrs. Boyd will be placed in the Company's treasury. The effect of the two exercises will be to transfer control of the Company from Jean Boyd as a majority shareholder to MCG-1.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Active's common stock as of the date of this prospectus by (i) each person who is known by Active to own beneficially more than 5% of Active's outstanding common stock; (ii) each of Active's officers and directors; and
(iii) all directors and officers of Active as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of Active's stock.


NAME OF        SHARES OF             PERCENT OF          PERCENT OF
BENEFICIAL     COMMON STOCK          CLASS OWNED         CLASS OWNED
OWNER          BENEFICIALLY OWNED    BEFORE ISSUANCE     AFTER ISSUANCE
-----------------------------------------------------------------------

Jean P. Boyd          9,855,000          83.1%               80.0%(1)

Dan Reddell             500,000           4.2%                3.9%


All officers and     10,355,000          87.3%               83.9%
Directors as a group

(1) Mrs. Boyd is also a shareholder of Morro Rock Resources and will receive approximately 429,000 shares as her pro rata portion of the shares of Active to be issued to Morro Rock shareholders. These additional 429,000 shares, when added to the 9,855,000 shares presently owned, make up the total of 10,284,000 shares that will be purchased from Mrs. Boyd upon completion of the offering. See "Certain Transactions".

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Active is authorized to issue 75,000,000 shares of common stock, $.001 par value per share, of which 11,855,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

All shares of common stock that are the subject of this registration statement, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 83.9% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of Active will be in a position to control all of the affairs of Active.

FUTURE FINANCING

The current cash on hand of Active is not sufficient to enable it to successfully find and rework any natural gas wells. Therefore, Active intends seek additional financing. Active may issue additional securities, incur debt or procure other types of financing. Active has not entered into any agreements, plans or proposals for such financing, beyond its intention of offering its securities under Rules 504, 505 or 506 of Regulation D. There is no guarantee that such financing will be available to it or, if available, that such financing will be on terms acceptable to Active.

                             REPORTS TO STOCKHOLDERS

Active intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

                                    DIVIDENDS

Active has no earnings, and has paid no dividends to date. Since Active was formed as a blank check company with its only intended business being the search for an appropriate business combination, Active does not anticipate having any earnings until such time that one or more of the wells begins producing natural gas in commercial quantities. However, there are no assurances that upon the completion of one or more such wells, Active will have earnings or issue dividends.

                                 TRANSFER AGENT

Active has appointed Cottonwood Stock Transfer, Inc., Murray, Utah, as its Transfer Agent.

                              PLAN OF DISTRIBUTION

Active proposes to issue 1,000,000 shares of its par value $.001 per share common stock to the shareholders of record of Morro Rock Resources, Inc., a dissolved Utah corporation, as of April 21, 2004. Active proposes to issue the shares directly to those shareholders upon this registration statement's being declared effective, and no compensation is to be paid to any person in connection with the issuance of the shares. A copy of the prospectus will accompany certificates representing shares. Active estimates approximately 100 to 150 prospectuses shall be distributed in such a manner. The shares will be issued on a pro rata basis to the shareholders of record of Morro Rock Resources. No fractional shares or scrip will be issued, and the number of shares shall be rounded to the nearest whole share.

Shareholders of Morro Rock Resources will not be asked to give any thing of value as consideration for their shares. The shares are not to be issued in exchange for shares of Morro Rock Resources. The Morro Rock Resources shareholders will retain their shares of Morro Rock stock. The issuance is being made as a means of distributing the remaining assets of Morro Rock in liquidation and winding up of the affairs of that entity.

Active also will offer up to 10,284,000 shares of its common stock at a price of $.0034 per share to the public. These shares will be offered directly by the Company. As of the date of this Prospectus, no broker has been retained by Active in connection with the issuance of securities being registered hereby. In the event a broker who may be deemed an Underwriter is retained by Active, an amendment to this Registration Statement will be filed with the Securities and Exchange Commission.

There have been no preliminary discussions or understandings between Active or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Active's securities, nor does Active have any plans to engage in such discussions. Active does not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Active's investors shall make their own decisions regarding whether to hold or sell their shares. Active will not exercise any influence over investors' decisions. There are no minimum purchase requirements.

PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

METHOD OF SUBSCRIBING

No subscription is necessary for the shares to be issued to the Morro Rock Resources shareholders; shares will be issued to shareholders of record of Morro Rock Resources as of April 21, 2004. Those shareholders need send no money or other consideration to Active in return for their shares. Active's officers, directors, current shareholders and any of their affiliates or associates may not purchase a portion of the shares to be issued. Jean Boyd will be issued approximately 429,000 shares of Active stock as a shareholder of Morro. Persons desiring to purchase any of the 10,284,000 shares offered at $.0034 per share must execute a subscription agreement and return it to the Company together with a check payable to Active Acquisitions for the number of shares purchased multiplied by the price of $.0034 per share. Active reserves the right to accept or reject any subscription agreement received in whole or in part. Any subscription agreement rejected will be returned to the subscriber together with the full subscription amount without deduction.

                                   LITIGATION

Active is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Active, which may materially affect Active.

                                 LEGAL OPINIONS

R. Steven Chambers, Esq., P.O. Box 11315, Salt Lake City, Utah, 84147, special counsel to Active, has rendered an opinion that the shares will be validly issued.

                                     EXPERTS

Our financial statements as of December 31, 2004 and 2003 and for each of the two years in the period ended December 31, 2004 included in this prospectus have been so included in reliance on the report of Tanner LC, independent auditors, given on the authority of that firm as experts in auditing and accounting.

                               FURTHER INFORMATION

Active has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to the securities to be issued by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by Active may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., or from the SEC's website, www.sec.gov.

ACTIVE ACQUISITIONS, INC.
(A Development Stage Company)
Financial Statements
March 31, 2005 (Unaudited)
March 31, 2004
December 31, 2004 and 2003

                                                REPORT OF INDEPENDENT REGISTERED
                                                          PUBLIC ACCOUNTING FIRM



To the Board of Directors
of Active Acquisitions, Inc.


We have audited the accompanying balance sheet of Active Acquisitions, Inc., (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period from June 7, 1988 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Active Acquisitions, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended and for the period from June 7, 1988 (date of inception) to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses and has no revenue generating activities. These issues raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Tanner LC

Salt Lake City, Utah
April 19, 2005


                                                                                  ACTIVE ACQUISITIONS, INC.
                                                                              (A Development Stage Company)
                                                                                              Balance Sheet

                                                                                                  March 31,
-----------------------------------------------------------------------------------------------------------


                                                                               2005
                                                                           (Unaudited)         2004
                                                                         ----------------------------------

         Assets
         ------
Current assets--
     Cash in bank                                                          $        1,000    $           -
                                                                         ----------------------------------

              Total current assets                                         $        1,000    $           -
                                                                         ----------------------------------
-----------------------------------------------------------------------------------------------------------

         Liabilities and Stockholders' Equity (Deficit)
         ----------------------------------------------

Current liabilities--
     Related party payable                                                 $            -    $       9,355
                                                                         ----------------------------------

              Total current liabilities                                                 -            9,355
                                                                         ----------------------------------

Commitments and contingencies

Stockholders' equity (deficit):
     Common stock 75,000,000 shares authorized,
       at $.001 par value; 11,855,000 and 2,500,000
       shares issued and outstanding, respectively                                 11,855            2,500
     Additional paid-in capital                                                    43,694           20,242
     Deficit accumulated during the development stage                             (54,549)         (32,097)
                                                                         ----------------------------------

              Total stockholders' equity (deficit)                                  1,000          (9,355)
                                                                         ----------------------------------

              Total liabilities and stockholders' equity (deficit)         $        1,000    $           -
                                                                         ----------------------------------


-----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                         F-2


                                                                                  ACTIVE ACQUISITIONS, INC.
                                                                              (A Development Stage Company)
                                                                                              Balance Sheet

                                                                                               December 31,
-----------------------------------------------------------------------------------------------------------


                                                                               2004              2003
                                                                         ----------------------------------

         Assets
         ------
Current assets--
     Cash in bank                                                           $             - $            -
                                                                           --------------------------------

              Total current assets                                          $             - $            -
                                                                           --------------------------------

-----------------------------------------------------------------------------------------------------------

         Liabilities and Stockholders' Deficit

Current liabilities--
     Related party payable                                                  $             - $        9,205
                                                                           --------------------------------

              Total current liabilities                                                   -          9,205
                                                                           --------------------------------

Commitments and contingencies

Stockholders' equity (deficit):
     Common stock 75,000,000 shares authorized,
       at $.001 par value; 11,855,000 and 2,500,000
       shares issued and outstanding, respectively                                   11,855          2,500
     Additional paid-in capital                                                      43,694         20,242
     Deficit accumulated during the development stage                               (54,549)       (31,947)
     Receivable from stockholder                                                     (1,000)             -
                                                                           --------------------------------

              Total stockholders' equity (deficit)                                        -         (9,205)
                                                                           --------------------------------

              Total liabilities and stockholders' equity (deficit)          $             - $            -
                                                                           --------------------------------

-----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.                                                         F-3



                                                                                  ACTIVE ACQUISITIONS, INC.
                                                                              (A Development Stage Company)
                                                                                    Statement of Operations

-----------------------------------------------------------------------------------------------------------


                                                                                          Accumulated
                                                                                       from June 7, 1988
                                                                                      (date of inception)
                                                            Three Months Ended                 to
                                                                March 31,                  March 31,
                                                          2005                                2005
                                                      (Unaudited)          2004           (Unaudited)
                                                    -----------------------------------
Revenues                                             $               -  $            -    $              -
                                                    -------------------------------------------------------

Expenses:
     Compensation                                                    -             150              31,807
     Failed offering costs                                           -               -              13,521
     Amortization                                                    -               -                 750
     Other                                                           -               -               7,122
     Interest                                                        -               -               1,349
                                                    -------------------------------------------------------

         Total expenses                                              -             150              54,549
                                                    -------------------------------------------------------

         Net loss before income taxes                                -            (150)            (54,549)

Income tax benefit                                                   -               -                   -
                                                    -------------------------------------------------------

         Net loss                                    $               -  $         (150)   $        (54,549)
                                                    -------------------------------------------------------


         Loss per share-basic and diluted            $               -  $            -
                                                    -----------------------------------

         Weighted average number of
         shares-basic and diluted                           11,855,000       2,500,000
                                                    -----------------------------------
-----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.                                                         F-4



                                                                                  ACTIVE ACQUISITIONS, INC.
                                                                              (A Development Stage Company)
                                                                                    Statement of Operations

-----------------------------------------------------------------------------------------------------------


                                                                                          Accumulated
                                                                                       from June 7, 1988
                                                                                      (date of inception)
                                                             Year Ended                       to
                                                            December 31,                  December 31,
                                                          2004          2003                2004
                                                    -------------------------------------------------------
Revenues                                             $            -    $             -   $               -
                                                   --------------------------------------------------------

Expenses:
     Compensation                                            22,602                225              31,807
     Failed offering costs                                        -                  -              13,521
     Amortization                                                 -                  -                 750
     Other                                                        -                  -               7,122
     Interest                                                     -                  -               1,349
                                                   --------------------------------------------------------

         Total expenses                                      22,602                225              54,549
                                                   --------------------------------------------------------

         Net loss before income taxes                       (22,602)              (225)            (54,549)

Income tax benefit                                                -                  -                   -
                                                   --------------------------------------------------------

         Net loss                                    $      (22,602)   $          (225)  $         (54,549)
                                                   --------------------------------------------------------


         Loss per share-basic and diluted            $            -    $             -
                                                   ------------------------------------


         Weighted average number of
         shares-basic and diluted                         8,430,000          2,500,000
                                                   ------------------------------------


-----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                         F-5


                                                                                                           ACTIVE ACQUISITIONS, INC.
                                                                                                       (A Development Stage Company)
                                                                                         Statement of Stockholders' Equity (Deficit)

                                                                 Periods from June 7, 1988 (date of inception) to December 31, 2004
-----------------------------------------------------------------------------------------------------------------------------------

                                                                             Additional                  Receivable
                                                     Common Stock             Paid-in     Accumulated     from
                                                 Shares        Amount         Capital      Deficit       Stockholder      Total
                                               ------------------------------------------------------------------------------------
Balance, June 7, 1988 (date of inception)                -   $         -  $         -   $          -  $        -   $            -

Common stock issued in exchange for cash on
  October 7, 1988 ($0.005 per share)             2,500,000         2,500       10,000              -           -           12,500

Capital contributed by an officer of the
  Company during the year ended December
  31, 1992                                               -             -       10,242              -           -           10,242

Net loss during the period from June 7, 1988
  (date of inception) to December 31, 2002               -             -            -       (31,722)           -          (31,722)
                                               ------------------------------------------------------------------------------------

Balance, December 31, 2002                       2,500,000         2,500       20,242       (31,722)           -           (8,980)

Net loss                                                 -             -            -          (225)           -             (225)
                                               ------------------------------------------------------------------------------------

Balance, December 31, 2003                       2,500,000         2,500       20,242       (31,947)           -           (9,205)

Common stock issued in satisfaction of
  related party payable and for
  compensation                                   9,355,000         9,355       22,452             -            -           31,807

Capital contribution by an officer of
  the Company in connection with sale of
  Morro Rock, Inc. (see Note 4)                          -             -        1,000             -       (1,000)               -

Net loss                                                 -             -            -       (22,602)           -          (22,602)
                                               ------------------------------------------------------------------------------------

Balance, December 31, 2004                      11,855,000   $    11,855  $    43,694   $   (54,549)  $   (1,000)  $            -
                                               ------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                                                 F-6


                                                                                                           ACTIVE ACQUISITIONS, INC.
                                                                                                       (A Development Stage Company)
                                                                            Statement of Stockholders' Equity (Deficit) (Unaudited)

                                                                                                  Three Months Ended March 31, 2005
-----------------------------------------------------------------------------------------------------------------------------------

                                                                             Additional                  Receivable
                                                     Common Stock             Paid-in     Accumulated     from
                                                 Shares        Amount         Capital      Deficit       Stockholder      Total
                                               ------------------------------------------------------------------------------------
Balance, January 1, 2005                        11,855,000   $   11,855  $     43,694   $   (54,549)  $  (1,000)   $            -

Receivable from stockholder paid with cash               -            -             -             -       1,000             1,000

Net loss                                                 -            -             -             -           -                 -
                                               ------------------------------------------------------------------------------------

Balance, March 31, 2005                         11,855,000   $   11,855  $     43,694   $   (54,549)  $       -   $         1,000
                                               ------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                                                 F-7


                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                         Statement of Cash Flows

                                                    Three Months Ended March 31,
--------------------------------------------------------------------------------

                                                        2005
                                                    (Unaudited)         2004
                                                  ------------------------------
Cash flows from operating activities:
     Net loss                                     $           - $          (150)
     Increase in related party payable                        -             150
                                                  ------------------------------

                  Net cash used by
                  operating activities                        -               -
                                                  ------------------------------

Cash flows from investing activities-                         -               -
                                                  ------------------------------

Cash flows from financing activities-
     payment of receivable from stockholder               1,000               -
                                                  ------------------------------

Change in cash                                            1,000               -

Cash, beginning of period                                     -               -
                                                  ------------------------------

Cash, end of period                               $       1,000 $             -
                                                  ------------------------------

Interest paid                                     $           - $             -
                                                  ------------------------------

Income taxes paid                                 $           - $             -
                                                  ------------------------------

--------------------------------------------------------------------------------
See accompanying notes to financial statements.                              F-8

                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                         Statement of Cash Flows

                                                        Years Ended December 31,
--------------------------------------------------------------------------------

                                                        2004            2003
                                                  ------------------------------

Cash flows from operating activities:
     Net loss                                     $     (22,602) $         (225)
     Common stock issued for compensation                22,452               -
     Increase in related party payable                      150             225
                                                  ------------------------------

                  Net cash used by
                  operating activities                        -               -
                                                  ------------------------------

Cash flows from investing activities-                         -               -
                                                  ------------------------------

Cash flows from financing activities-                         -               -
                                                  ------------------------------

Beginning, change in, and ending cash             $           -  $            -
                                                  ------------------------------

Interest paid                                     $           -  $            -
                                                  ------------------------------

Income taxes paid                                 $           -  $            -
                                                  ------------------------------



During the year ended December 31, 2004, the Company:

         o    Issued   9,355,000   shares  of  the  Company's  common  stock  in
              satisfaction of a $9,355 related party payable and for $22,452 in compensation.

         o Acquired Morro Rock Resources in exchange for an obligation to issue 1,000,000 shares of the Company's common stock.

         o Sold all of the assets of Morro Rock Resources to the Company's President in exchange for a $1,000 receivable from stockholder.

--------------------------------------------------------------------------------
See accompanying notes to financial statements.                              F-9

                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements

                                                      December 31, 2004 and 2003
--------------------------------------------------------------------------------


1.   Summary of         Organization
     Significant        The Company was organized under the laws of the State of
     Accounting         Nevada on June 7, 1988. Active  Acquisitions,  Inc. is a
     Policies           development   stage  company,   as  defined  by  current
                        accounting pronouncements. It is primarily engaged in the process of investigating business opportunities that appear to have profitable potential for the Company.

                        Cash and Cash Equivalents
                        The Company considers all highly liquid investments with original maturities to the Company of three months or less to be cash equivalents.

                        Earnings Per Share
                        The computation of basic earnings per share is based on the weighted average number of shares outstanding during the reported period. The computation of diluted earnings per share is based on the weighted average number of shares outstanding during the reported period plus common stock equivalents that would arise using the treasury stock method. The Company has an outstanding obligation to issue 1,000,000 shares of its common stock to the former stockholders of Morro Rock Resources, Inc. (see Note 4).

                        Use of Estimates
                        The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.



--------------------------------------------------------------------------------
                                                                            F-10

                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Summary of         Recently Issued Accounting Pronouncements
     Significant        In December  2004,  the Financial  Accounting  Standards
     Accounting         Board  (FASB)  issued SFAS  Statement  No. 123  (revised
     Policies           2004) ("SFAS No. 123(R)"),  Share-Based Payments,  which
     Continued          is  a  revision   of  SFAS  No.  123,   Accounting   for
                        Stock-Based Compensation. SFAS No. 123(R) supersedes APB
                        Opinion  No.  25,   Accounting   for  Stock   Issued  to
                        Employees,  and amends  SFAS No. 95,  Statement  of Cash
                        Flows.  Generally,  the  approach in SFAS No.  123(R) is
                        similar  to the  approach  described  in SFAS  No.  123.
                        However,  SFAS No. 123 requires all share-based payments
                        to  employees,   including   grants  of  employee  stock
                        options, to be recognized in the statements of income based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) must be adopted no later than July 1, 2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. SFAS No. 123(R) is not expected to impact the Company's financial position or results of operations.

                        In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29. SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. This statement is effective for the Company's nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. SFAS No. 153 is not expected to impact the Company's financial position or results of operations.

2.   Going Concern      The  Company  has  sustained  losses and has no means of
                        conducting  new  business  unless  a  suitable  business
                        opportunity  can be found  that can  provide  assets and
                        working  capital.  The  Company  is  dependent  upon its
                        officers  to provide the  necessary  cash to sustain its
                        operation  at the  current  time.  These  factors  raise
                        substantial   doubt  about  the  Company's   ability  to
                        continue as a going concern.



--------------------------------------------------------------------------------
                                                                            F-11

                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


2.   Going Concern      The Company intends to seek a merger  candidate that can
     Continued          provide  working  capital  and it  may  seek  to  obtain
                        financing through the sale of equity securities. There can be no assurance that the Company will be successful in finding a merger candidate or in selling its equity securities.

                        If the Company is unable to find a merger candidate that can provide working capital, or sell its equity securities, or receive funding from its officers to sustain its operation, the Company will not be able to continue as a business.

3.   Related Party      As of  January 1, 2003,  the  Company  accrued an $8,980
     Payable            related  party  payable  balance  due to  the  Company's
                        President for expenses paid by the President on behalf of the Company and for services.

                        During the years ended December 31, 2004 and 2003, the Company accrued $150 and $225, respectively, to the related party payable balance due to the President for additional expenses paid by the President on behalf of the Company and for services.

                        In May 2004, the Company issued 9,355,000 shares of its common stock to the President in satisfaction of the entire accrued $9,355 related party payable balance, and for $22,452 in compensation.

4.   Receivable         In May 2004, the Company  acquired Morro Rock Resources,
     from               Inc.  (Morro) in  exchange  for an  obligation  to issue
     Stockholder        1,000,000  shares of registered  common  stock.  Because
                        Morro was controlled by the Company's President, the assets acquired were recorded at their historical cost basis, which was $0.

                        The Company then sold all of the assets of Morro Rock Resources, Inc. to the Company's President in exchange for a $1,000 related party receivable. Because the assets sold had a basis of $0, the amount of the sales price in excess of cost basis was recorded as a capital contribution of $1,000.


--------------------------------------------------------------------------------
                                                                            F-12

                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


4.   Receivable         In addition,  the $1,000  related party  receivable  was
     from               recorded as an offset to equity since, in substance, the
     Stockholder        Company  obligated itself to issue a substantial  number
     Continued          of shares of  registered  common stock in exchange for a
                        $1,000 stock subscription receivable.

5.   Income Taxes       The Company's  deferred  income tax asset  consists of a
                        net  operating  loss   carryforward   of   approximately
                        $19,000,    offset   by   a   valuation   allowance   of
                        approximately $19,000, as of December 31, 2004 and 2003.

                        During the years ended December 31, 2004 and 2003, the Company reported no income tax benefit. During the same periods, there was also no income tax benefit as computed by applying federal statutory rates to the net loss before income taxes.

                        As of December 31, 2004 and 2003, the Company has net operating loss carryforwards for federal income tax purposes totaling approximately $32,000, for both years. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 limits the annual amount that can be utilized for certain carryforwards as a result of changes in ownership of the Company.

                        The Company has established a valuation allowance to offset the net deferred tax asset from the Company's net operating loss carryforwards due to the uncertainty of realization caused by the change in ownership, the Company's net loss, working capital deficiency and deficit accumulated during the development stage.

6.   Subsequent         In February 2005, the Company's President granted to the
     Events             Company an Option  Agreement  in  exchange  for  $5,000.
                        Under the terms of the Option Agreement, the Company has the option to repurchase up to 10,284,000 shares of the Company's common stock at an exercise price of $35,000 for all 10,284,000 shares, or approximately $.0034 per share. The Company's option expires the later of one year from the date of grant or ninety days from the date the Securities Exchange Commission declares effective a filed registration statement registering the Company's shares.


--------------------------------------------------------------------------------
                                                                            F-13

                                                       ACTIVE ACQUISITIONS, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


6.   Subsequent         In February 2005,  the Company  granted to MCG Investors
     Events             2004-1,  LLC (MCG) an Option  Agreement  in exchange for
     Continued          $5,000. Under the terms of the Option Agreement, MCG has
                        the option to purchase up to 10,284,000 shares of the Company's common stock at an exercise price of $35,000 for all 10,284,000 shares, or approximately $.0034 per share. MCG's option expires the later of one year from the date of grant or ninety days from the date the Securities Exchange Commission declares effective a filed registration statement registering the Company's shares.


--------------------------------------------------------------------------------
                                                                            F-14

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law, as amended, provides for the indemnification of Active's, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he:
              (a) Is not liable pursuant to NRS 78.138, or:
              (b) Acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'
         fees)actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he:
              (a) Is not liable pursuant to NRS 78.138; or
              (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.
         Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in vieew of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shal indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Article V of  Active's  By-laws  provides  for the  indemnification  of Active's
officers,   directors,   and  corporate   employees  and  agents  under  certain
circumstances as follows:

         The corporation shall indemnify any and all of its Directors or Officers or former Directors or Officers or any person who may have served at its request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors or Officers or a Director or Officer of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suits or proceedings to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive or any others' rights to which those indemnified may be entitled, under Bylaw, agreement, vote of stockholders or otherwise.

Notwithstanding any limitations in other sections of the Bylaws, Active will, to the fullest extend permitted by Section 78.7502 of the General Corporation Law of Nevada, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Active may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Active against any such expense, liability or loss, whether or not Active would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Securities and Exchange Commission
          Registration Fee                                   $     4.16
          Legal Fees                                         $    3,000
          Accounting Fees                                    $    3,000
          Printing and Engraving                             $    1,500
          Blue Sky Qualification Fees
          and Expenses                                       $      500
          Miscellaneous                                      $      500
          Transfer Agent Fee                                 $    1,500
          TOTAL                                              $10,004.16

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

In May,  2004,  Jean P. Boyd was  issued  9,355,000  shares of common  stock for
services   rendered   over  the  preceding  ten  years  valued  at  $22,452  and reimbursement of expenses of $9,355.

Neither Active nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchases were accredited or sophisticated investors. No one purchased the securities with a view towards resale.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act.

ITEM 27.  EXHIBITS

3.1      Certificate of Incorporation.

3.2      By-Laws

4.1      Specimen Certificate of Common Stock.

5.0      Opinion of Counsel.

23.0     Independent Auditors' Consent

24.1     Counsel's Consent to Use Opinion.*

*   contained in exhibit 5.0

ITEM 28.  UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Morro Bay, State of California, on May 17, 2005.



                                        Active Acquisitions, Inc.


                                        BY:  /s/ Jean P. Boyd
                                             ----------------
                                             Jean P. Boyd, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Jean P. Boyd
---------------
Jean P. Boyd, President                          Dated May 17, 2005



/s/ Dan Reddell
-----------------
Dan Reddell, Secretary/Treasurer, Director       Dated May 17, 2005



/s/ Cindy Mendez
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Vice president, Director                         Dated May 17, 2005



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